Investor Relations Contact: Mary Magnani Lippert / Heilshorn & Associates (415) 433-3777

MAJESCO ENTERTAINMENT COMPANY ANNOUNCES FISCAL
SECOND QUARTER 2007 FINANCIAL RESULTS
– Net Revenue Up 30% over Second Quarter 2006 –
– Reports Gross Margins of 42%, an Increase from 31% in Second Quarter 2006 –

EDISON, NJ, June 14, 2007   —   Majesco Entertainment Company (NASDAQ: COOL), an innovative provider of video games and digital entertainment products for the mass market, announced financial results for its second quarter and six months ended April 30, 2007.

Jesse Sutton, Majesco’s interim chief executive officer, said, ‘‘We have met our goals for the quarter and delivered solid financial results by executing our strategy to further penetrate the mass market, strengthen our international distribution, leverage licensing and development relationships, improve gross margins, and continue to reduce costs. In addition, we have made progress related to our class action law suit and reached a tentative understanding on settlement terms. We look forward to putting this situation behind us and we believe that the settlement, if consummated, will have no effect on the company’s ongoing operations.’’

Sutton continued saying, ‘‘During the quarter, we launched our first two games for the Nintendo Wii™ as well as three DS™ titles, which drove net revenue growth of 30 percent compared to last year. Also, we signed a new agreement with Eidos Interactive to distribute a number of Majesco titles to the PAL territories. This partnership, which will commence in the third quarter, aligns our international distribution network with our mass market strategy.’’

Generally Accepted Accounting Principles (GAAP) and Non-GAAP Metrics

During the second quarter 2007, the company recorded a $2.5 million charge in connection with its class action litigation. In addition, during the second quarter of 2006, the company recorded gains of $3.1 million relating to vendor settlements. To facilitate a comparison to other periods, certain non-GAAP financial results have also been presented.

GAAP financial measures including operating income, net income and diluted earnings per share have been adjusted to report non-GAAP financial measures that exclude charges related to the aforementioned class action litigation and income related to settlement of certain vendor liabilities. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. A reconciliation between GAAP and non-GAAP financial measures is presented later in this press release.

Comparison of Three Months Ended April 30, 2007 to April 30, 2006

•	Net revenue was $14.6 million, compared to $11.2 million.

•	Net revenue was comprised 84 percent from new releases and 16 percent from catalog. Sixty-two percent of net revenue was from sales of games for console systems including 55 percent contributed from the Wii. Thirty-seven percent of net sales was from games for handheld systems including 33 percent contributed from games developed for the DS.

•	Gross margin increased to 42 percent, compared to 31 percent.

•	Including the aforementioned litigation charges, to the GAAP operating loss was $868,000. This compares to second quarter 2006 GAAP operating income of $1.4 million. Non-GAAP second quarter 2007 operating income was $1.4 million, compared to a non-GAAP operating loss of $1.7 million in the second quarter 2006.

•	GAAP net loss was $1.3 million, or $0.06 per share, compared to second quarter 2006 GAAP net income of $839,000, or $0.04 per share. Non-GAAP net income was $957,000, or $0.04 per share, compared to second quarter 2006 non-GAAP net loss of $2.3 million, or $0.10 per share.

•	At April 30, 2007, the company had cash and cash equivalents of $4.2 million.

Comparison of Six Months Ended April 30, 2007 to April 30, 2006

•	Net revenue was $29.1 million, compared to $32.8 million.

•	Net revenue was comprised 65 percent from new releases and 23 percent from catalog. Thirty-seven percent of net revenue was from sales of games for console systems including 27 percent generated by sales of games for the Wii. Forty-nine percent of net revenue was from games for handheld systems including 42 percent generated by games for the DS.

•	GAAP operating loss was $1.1 million, compared to a GAAP operating loss of $761,000. Non-GAAP operating income was $1.2 million, compared to a non-GAAP operating loss of $3.9 million.

•	GAAP net loss was $2.3 million, or $0.10 per share, compared to a GAAP net loss of $1.7 million, or $0.08 per share. Non-GAAP net income was breakeven, compared to a non-GAAP net loss of $4.8 million, or $0.22 per share.

Announced Product Line-up for 2007

Majesco has announced the following product shipment schedule:

Third Quarter 2007 ending July 31, 2007:

•	The New York Times Crosswords, featuring 1,000 genuine NY Times puzzles, is the first crossword puzzle title available for the Nintendo DS and has already been shipped.

•	The following titles have been released successfully in North America and will be shipped internationally:

o	Guilty Gear for the DS and PSP

o	Mech Assault: Phantom War for the DS

o	Super Black Bass Fishing for the DS

o	Dino Master for the DS

o	Nacho Libre for the DS

o	F-24 Stealth Fighter for the DS

Fourth Quarter 2007 ending October 31, 2007:

All of the following titles will be released in North America and Operation: Vietnam will also be launched simultaneously internationally.

•	Operation: Vietnam for the DS drops squad-based players into war-torn jungles as they try to escape enemy territory.

•	The Wild West for the DS delivers TouchScreen shoot out scenarios on the untamed frontier.

•	Turn It Around for the DS challenges players to master the TouchScreen turn wheel in 24 arcade-style mini-games in which players apply power, technique or speed strategies.

•	Kengo: Legend of the 9 for the Xbox 360™ sets players in feudal Japan on a mission to become the best samurai warrior in the land.

•	Nancy DrewTM and the Deadly Secret of Olde World Park for the DS lets players become the world’s most recognizable teen sleuth as they work to unravel an interactive mystery.

•	Holly HobbieTM & Friends for the DS offers a wholesome, positive play experience for young girls.

•	In addition, the company anticipates one Wii title and one DS title planned for the fourth quarter that have yet to be announced.

Sutton added, ‘‘In line with our strategy to remain opportunistic, in May we announced the addition of an Xbox 360 title, Kengo: Legend of the 9, to our line-up. This exemplifies our ability to leverage our industry relationships to quickly bring to market titles that we believe will appeal to a wide consumer base. Looking forward, we remain optimistic about the success of both the Nintendo DS and Wii systems and will continue to focus primarily on these systems, while opportunistically pursuing compelling titles that become available in the marketplace.’’

Outlook

The company reaffirms its 2007 fiscal net revenue guidance and continues to expect its 2007 net revenue to decline approximately 10 percent to 15 percent, compared to fiscal 2006 net revenue of $66.7 million. In addition, the company expects 65 percent to 70 percent of its net revenue to be generated from its new releases, 20 percent to 25 percent from its catalog sales and the balance from its other digital entertainment products.

Conference Call

At 4:30 PM ET today, management will host an earnings conference call. To access the call in the U.S., please dial 800-237-9752. For international callers, please dial 617-847-8706 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days from the ‘‘Investor Info’’ section of the company’s website at http://www.majescoentertainment.com/. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 888-286-8010 and for international callers, dial 617-801-6888. Enter access code 16976754.

About Majesco Entertainment Company

Headquartered in Edison, NJ, with an international office based in Bristol, UK, Majesco Entertainment Company (NASDAQ: COOL) is an innovative provider of video games and digital entertainment products for the mass market, with a focus on publishing video games for leading portable systems and the Wii™ console. Current product line highlights include Cake Mania™ for the Nintendo DS™, Cooking Mama: Cook Off for the Wii™ and JAWS™ Unleashed. More information about Majesco can be found online at www.majescoentertainment.com and www.majescoeurope.com.

Use of Non-GAAP Financial Information

To supplement the company’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance,

including operating loss, net loss and net loss per share data, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. For more information on these non-GAAP financial measures, please see the tables in this release captioned ‘‘Reconciliation of GAAP and non-GAAP Financial Measures’’ which includes a reconciliation of the non-GAAP to the GAAP results.

Safe Harbor

Some statements set forth in this release, including the estimates under the headings ‘‘Outlook’’ contain forward-looking statements that are subject to change. Statements including words such as ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’ or ‘‘expect’’ and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause our results to differ materially from our expectations include the following: consumer demand for our products, and the availability of an adequate supply of, current-generation and next-generation gaming hardware, including but not limited to Nintendo’s DS and Wii(TM) platforms; our ability to predict consumer preferences among competing hardware platforms; consumer spending trends; the seasonal and cyclical nature of the interactive game segment; timely development and release of our products; competition in the interactive entertainment industry; developments in the law regarding protection of our products; our ability to secure licenses to valuable entertainment properties on favorable terms; our ability to manage expenses; our ability to attract and retain key personnel; adoption of new accounting regulations and standards; adverse changes in the securities markets; our ability to comply with continued listing requirements of the Nasdaq stock exchange; the availability of and costs associated with sources of liquidity; final resolution of the class action and other litigation on terms acceptable to the company, and other factors described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended October 31, 2006. We do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                  MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                      (in thousands, except share amounts)

                                                      April 30,  October 31,
                                                         2007        2006
                                                     ------------------------
                                                     (unaudited)
ASSETS
Current assets
  Cash and cash equivalents                          $     4,196  $    3,794
  Due from factor                                          2,215       1,189
  Accounts and other receivables                           1,388       3,103
  Inventory - principally finished goods                   2,790       2,438
  Capitalized software development costs and
   prepaid license fees                                    1,558       1,489
  Prepaid expenses                                           169       2,226
                                                     ------------------------
   Total current assets                                   12,316      14,239
Property and equipment - net                                 653         701
Other assets                                                  71          71
                                                     ------------------------
   Total assets                                      $    13,040  $   15,011
                                                     ========================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses                   11,481  $   10,911
  Inventory financing payable                                796       1,390
  Advances from customers                                    320         961
                                                     ------------------------
   Total current liabilities                              12,597      13,262
Stockholders' equity:
Common stock - $.001 par value; 250,000,000
 shares authorized; 23,837,156 and 23,427,462
 issued and outstanding at April 30, 2007 and
 October 31, 2006, respectively                               24          23
  Additional paid in capital                              95,494      94,529
  Accumulated deficit                                    (95,015)    (92,754)
  Accumulated other comprehensive loss                       (60)        (49)
                                                     ------------------------
   Total stockholders' equity                                443       1,749
                                                     ------------------------
   Total liabilities and stockholders' equity        $    13,040  $   15,011
                                                     ========================

                  MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except share amounts)

                             Three Months Ended       Six Months Ended
                                  April 30,               April 30,
                          ------------------------------------------------
                              2007        2006        2007        2006
                          ------------------------------------------------
                                (Unaudited)             (Unaudited)
Net revenues              $    14,564 $    11,185 $    29,111 $    32,823
                          ------------------------------------------------
Cost of sales
  Product costs                 6,221       5,536      14,392      15,089
  Software development
   costs and license
   fees                         2,231       2,154       4,053       6,272
                          ------------------------------------------------
                                8,452       7,690      18,445      21,361
                          ------------------------------------------------
Gross profit                    6,112       3,495      10,666      11,462
                          ------------------------------------------------
Operating expenses
  Research and
   development                    543         629       1,151       1,397
  Selling and
   marketing                    1,903       1,869       3,686       6,325
  General and
   administrative               2,135       2,586       4,438       4,960
  Gain on settlement
   of liabilities and
   other gains                    (208)     (3,097)       (239)     (3,097)
  Settlement of
   litigation and
   related charges,
   net                           2,500          --       2,500          --
  Loss on impairment
   of software
   development costs                35          --          35       2,375
  Depreciation and
   amortization                     72         128         145         263
                           ------------------------------------------------
                                 6,980       2,115      11,716      12,223
                           ------------------------------------------------
Operating income
 (loss)                          (868)      1,380      (1,050)       (761)
Other costs and
 expenses
  Interest expense and
   financing costs,
   net                            467         541       1,211         986
                          ------------------------------------------------
Income (loss) before
 income taxes                  (1,335)        839      (2,261)     (1,747)
  Provision for income
   taxes                           --          --          --          --
                          ------------------------------------------------
Net Income (loss)         $    (1,335)$       839 $    (2,261)$    (1,747)
                          ================================================
Net Income (loss) per
 share:
  Basic and diluted       $     (0.06)$      0.04 $     (0.10)$     (0.08)
                          ================================================
Weighted average
 shares outstanding
  Basic and diluted        23,831,737  22,374,073  23,668,235  22,313,326
                          ================================================

                  Majesco Entertainment Company and Subsidiary
              Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
                      (In thousands, except per share data)

                                        Three Months Ended April 30, 2007
                                     ---------------------------------------
                                         GAAP      Adjustment   Non-GAAP (a)
                                     ------------ ------------ -------------

Net revenues                         $    14,564  $         -  $    14,564

Cost of sales
Product costs                              6,221            -        6,221
Software development costs and
 license fees                              2,231            -        2,231
                                     ------------ ------------ ------------
                                           8,452            -        8,452
                                     ------------ ------------ ------------

Gross profit                               6,112            -        6,112

Operating costs and expenses
Product research and
 development                                 543            -          543
Selling and marketing                      1,903            -        1,903
General and administrative                 2,135                     2,135
Depreciation and amortization                 72                        72
Settlement of litigation and
 related charges, net                      2,500       (2,500)           -
(Gain) loss on settlements                  (208)         208            -
Loss on impairment of software
 development costs                            35                        35
                                     ------------ ------------ ------------
                                           6,980       (2,292)       4,688
                                     ------------ ------------ ------------

Operating (loss) income                     (868)       2,292        1,424

Other expenses
Interest and financing costs,
 net                                         467                       467
                                     ------------ ------------ ------------
(Loss) income before income taxes         (1,335)       2,292          957
(Benefit) provision for income
 taxes                                         -            -            -
                                     ------------ ------------ ------------
Net (loss) income                         (1,335)       2,292          957
                                     ============ ============ ============

Net (loss) income per share:
Basic                                $     (0.06) $      0.10  $      0.04
                                     ============ ============ ============
Diluted                              $     (0.06)              $      0.04
                                     ============              ============

Weighted average shares
 outstanding
Basic                                 23,831,737                23,831,737
                                     ============              ============
Diluted                               23,844,947                23,849,737
                                     ============              ============

                                         Three Months Ended April, 2006
                                     --------------------------------------
                                         GAAP      Adjustment    Non-GAAP
                                                                    (a)
                                     ------------ ------------ ------------

Net revenues                         $    11,185  $         -  $    11,185

Cost of sales
Product costs                              5,536            -        5,536
Software development costs and
 license fees                              2,154            -        2,154
                                     ------------ ------------ ------------
                                           7,690            -        7,690
                                     ------------ ------------ ------------

Gross profit                               3,495            -        3,495

Operating costs and expenses
Product research and development             629            -          629
Selling and marketing                      1,869            -        1,869
General and administrative                 2,586                     2,586
Depreciation and amortization                128                       128
Settlement of litigation and
 related charges, net                          -                         -
(Gain) loss on settlements                (3,097)       3,097            -
Loss on impairment of software
 development costs                             -                         -
                                     ------------ ------------ ------------
                                           2,115        3,097        5,212
                                     ------------ ------------ ------------

Operating (loss) income                    1,380       (3,097)      (1,717)

Other expenses
Interest and financing costs,
 net                                         541                       541
                                     ------------ ------------ ------------
Income (Loss) before income taxes            839       (3,097)      (2,258)
(Benefit) provision for income
 taxes                                                      -            -
                                     ------------ ------------ ------------
Net Income (loss)                            839       (3,097)      (2,258)
                                     ------------ ------------ ------------
 Net income (loss) per share:
Basic                                $      0.04               $     (0.10)
                                     ============              ============
Diluted                              $      0.04               $     (0.10)
                                     ============              ============

Weighted average shares
 outstanding
Basic                                 23,374,073   23,374,073   23,374,073
                                     ============ ============ ============
Diluted                               22,374,073   22,374,073   22,374,073
                                     ============ ============ ============

(a) The Company defines non-GAAP operating loss and non-GAAP net loss as operating loss and net loss excluding vendor and litigation settlements.
Non-GAAP net loss per share equals non-GAAP net loss divided by the weighted average shares outstanding as of that period end. The Company believes the non-GAAP measures that exclude these items enhance the comparability of results against prior periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

                  Majesco Entertainment Company and Subsidiary
              Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
                      (In thousands, except per share data)

                                        Six Months Ended April 30, 2007
                                     --------------------------------------
                                         GAAP      Adjustment   Non-GAAP (a)
                                     ------------ ------------ -------------

Net revenues                         $    29,111  $         -  $    29,111

Cost of sales
Product costs                             14,392            -       14,392
Software development costs and
 license fees                              4,053            -        4,053
                                     ------------ ------------ ------------
                                          18,445            -       18,445
                                     ------------ ------------ ------------

Gross profit                              10,666            -       10,666

Operating costs and expenses
Product research and
 development                               1,151            -        1,151
Selling and marketing                      3,686            -        3,686
General and administrative                 4,438                     4,438
Depreciation and amortization                145                       145
Settlement of litigation and
 related charges, net                      2,500       (2,500)           -
(Gain) loss on settlements                  (239)         239            -
Loss on impairment of software
 development costs                            35                        35
                                     ------------ ------------ ------------
                                          11,716       (2,261)       9,455
                                     ------------ ------------ ------------

Operating (loss) income                   (1,050)       2,261        1,211

Other expenses
Interest and financing costs,
 net                                       1,211                     1,211
                                     ------------ ------------ ------------
(Loss) income before income taxes         (2,261)       2,261            -
(Benefit) provision for income
 taxes                                         -            -            -
                                     ------------ ------------ ------------
Net (loss) income                         (2,261)       2,261            -
                                     ============ ============ ============

Net (loss) attributable to
 common stockholders per share:
Basic                                $     (0.10)              $         -
                                     ============              ============
Diluted                              $     (0.10)              $         -
                                     ============              ============

Weighted average shares
 outstanding
Basic                                 23,668,235   23,732,228   23,668,235
                                     ============ ============ ============
Diluted                               23,668,235   23,737,439   23,673,446
                                     ============ ============ ============

                                  Six Months Ended April 30, 2006
                             -----------------------------------------
                                  GAAP       Adjustment   Non-GAAP (a)
                             ------------- ------------- -------------

Net revenues                  $    32,823   $         -   $    32,823

Cost of sales
Product costs                      15,089             -        15,089
Software development costs
 and license fees                   6,272             -         6,272
                             ------------- ------------- -------------
                                   21,361             -        21,361
                             ------------- ------------- -------------

Gross profit                       11,462             -        11,462

Operating costs and expenses
Product research and
 development                        1,397             -         1,397
Selling and marketing               6,325             -         6,325
General and administrative          4,960                       4,960
Depreciation and
 amortization                         263                         263
Settlement of litigation and
 related charges, net                                               -
(Gain) loss on settlements         (3,097)        3,097             -
Loss on impairment of
 software development costs         2,375                       2,375
                             ------------- ------------- -------------
                                   12,223         3,097        15,320
                             ------------- ------------- -------------

Operating (loss)                     (761)       (3,097)       (3,858)

Other expenses
Interest and financing
 costs, net                           986                         986
                             ------------- ------------- -------------
(Loss) before income taxes         (1,747)       (3,097)       (4,844)
(Benefit) provision for
 income taxes                                         -             -
                             ------------- ------------- -------------
Net (loss)                         (1,747)       (3,097)       (4,844)
                             ============= ============= =============

Net (loss) per share:
Basic                         $     (0.08)                $     (0.22)
                             =============               =============
Diluted                       $     (0.08)                $     (0.22)
                             =============               =============

Weighted average shares
 outstanding
Basic                          22,313,326                  22,313,326
                             =============               =============
Diluted                        22,313,326                  22,313,326
                             =============               =============

(a) The Company defines non-GAAP operating loss and non-GAAP net loss as operating loss and net loss excluding vendor and litigation settlements.
Non-GAAP net loss per share equals non-GAAP net loss divided by the weighted average shares outstanding as of that period end. The Company believes the non-GAAP measures that exclude these items enhance the comparability of results against prior periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.